FOR IMMEDIATE RELEASE

NORMAN MATTHEWS APPOINTED CHAIRMAN OF THE BOARD
OF THE CHILDREN’S PLACE RETAIL STORES, INC.

Secaucus, New Jersey – October 28, 2009 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today announced Norman Matthews, a director, has been appointed Chair of the Company’s Board of Directors. He succeeds Sally Frame Kasaks who served as Acting Chair of the Board and Lead Director since January 2007. Ms. Kasaks will continue to serve as a director of the Company.

“Norm Matthews brought significant industry and marketing experience when he joined the Company’s Board in March 2009,” commented Sally Frame Kasaks, “He has been a major contributor in the short time he has served as a director and I look forward to working with him in his new role as Chairman.”

“I am delighted to be assuming the Chairmanship position,” commented Norm Matthews. “The Children’s Place is a unique value retailer that I believe is well-positioned for the future. I look forward to working with the Board and management to continue the Company’s commitment to a strong level of performance and governance.”

Background of Mr. Matthews
Norman Matthews was appointed a director of the Company in March 2009 and was elected as a director in July at the 2009 Annual Meeting of Stockholders. In addition to serving on the Board of The Children’s Place, Mr. Matthews currently serves on the Boards of The Progressive Corporation, Henry Schein, Inc. and Spectrum Brands.  Previously, he served on the Boards of Sunoco, Inc., Toys “R” Us, Inc. and Federated Department Stores, and as a Trustee for the American Museum of Natural History.

Mr. Matthews served as President of Federated Department Stores until the company was sold in 1988.  He joined Federated Department Stores in 1978 as Chairman - Gold Circle Stores Division.  He was promoted to Executive Vice President of Federated Department Stores in 1982, to Vice Chairman in 1984 and to President in 1987.

Mr. Matthews received his undergraduate degree from Princeton University and an MBA from Harvard Business School.

About The Children’s Place Retail Stores, Inc.
The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children’s merchandise.  The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place” brand name.  As of October 3, 2009, the Company owned and operated 942 The Children’s Place stores and an online store at www.childrensplace.com.

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Forward-Looking Statements
This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2009. Included among the risks and uncertainties that could cause actual results, events and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, and the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the downturn in the economy.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

CONTACT:	The Children’s Place Retail Stores, Inc. Jane Singer, Vice President, Investor Relations, (201) 453-6955

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